EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  South Texas Acute Trauma Physicians, P.A.:

We consent to the use of our report included herein on the financial statements of South Texas Acute Trauma Physicians, P.A. as of August 31, 1994 and December 31, 1993, and for the eight months ended August 31, 1994 and the year ended December 31, 1993. We also consent to the references to our firm under the heading "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

Houston, Texas
October 17, 1996